Exhibit 10.36

AMENDMENT TO EMPLOYMENT AGREEMENT

          Agreement dated as of May 18, 1999, between US Airways, Inc., a Delaware corporation, having a place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company") and Lawrence M. Nagin, residing at 3405 "O" Street, NW, Washington, DC 20007 (the "Executive").

W I T N E S S E T H

          WHEREAS, the Executive and the Company have entered into an Employment Agreement dated as of February 6, 1996 (the "Employment Agreement"); and

          WHEREAS, the Executive and the Company desire to amend the Employment Agreement in accordance with Section 12(a) thereof.

          NOW, THEREFORE, in consideration of the mutual promises herein Contained, the Company and the Executive hereby agree as follows:

          1.  Section 4(b)(ii) of the Employment Agreement is hereby deleted and the following is inserted in lieu thereof:

     In addition to Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus as shall be determined by the Board or its Human Resources Committee in accordance with the Incentive Compensation Plan as approved by the Group Board of Directors or other annual bonus plan hereafter approved by the Board ("Incentive Plan"). The Executive's target percentage under the Incentive Plan each year shall be no less than 60% of his Base Salary (as in effect on the first day of the year) and his maximum bonus opportunity each year shall be no less than 120% of such Base Salary. The annual bonus under Section 4(b)(ii) shall hereinafter be referred to as the "Annual Bonus."

          2.  In all other respects the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE

/s/ Lawrence M. Nagin
Lawrence M. Nagin
Executive Vice President - Corporate
Affairs and General Counsel

US AIRWAYS, INC.

/s/ Michelle V. Bryan
Michelle V. Bryan
Senior Vice President - Human Resources